Exhibit 99.3

 Corrected Transcript

01-Nov-2018

Newfield Exploration Co. (NFX)

Q3 2018 Earnings Call

Total Pages: 4
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CORPORATE PARTICIPANTS

Stephen C. Campbell

Senior Vice President — Investor Relations, Government Affairs & Corporate Responsibility, Newfield Exploration Co.

Lee K. Boothby

Chairman, President & Chief Executive Officer, Newfield Exploration Co.

MANAGEMENT DISCUSSION SECTION

Operator: Welcome, everyone, to the Newfield Exploration Third Quarter 2018 Earnings Conference Call. For opening remarks and other housekeeping items, I will turn the call over to Steve Campbell, Senior Vice President of Investor Relations, Government Affairs and Corporate Responsibility.

Stephen C. Campbell

Senior Vice President — Investor Relations, Government Affairs & Corporate Responsibility, Newfield Exploration Co.

Good morning, everyone, and thanks for joining us today. Please note that today’s call today is being recorded and will be available on our website along with our earnings release, the accompanying financial tables, and non-GAAP reconciliations. We will reference certain non-GAAP measures, so please see the reconciliations in our earnings release.

Today’s discussion contains forward-looking estimates and assumptions that are based on our current views and reasonable expectations. In summary, statements in yesterday’s news release and on our call this morning regarding our expectations or predictions of the future are forward-looking statements, and intended to be covered by the Safe Harbor provisions under federal securities laws. There are many factors that could cause actual results to differ materially from our expectations, including those that we’ve described in the earnings release, our 10-K, our 10-Qs, our prior outlook release and other filings with the SEC. Please refer to these legends in our earnings release for additional information.

With that, I’ll turn it over to my boss, Lee Boothby.

Lee K. Boothby

Chairman, President & Chief Executive Officer, Newfield Exploration Co.

Thanks, Steve, and good morning, everyone, and welcome to our conference call today. This is a big day for our company and our shareholders. Early this morning, we announced that we’ve entered into a definitive merger agreement with Encana Corporation in an all-stock transaction. We’re looking forward to providing you with highlights from this quarter as well as key highlights from this transaction.

We’re planning to keep this call very brief as our employees will be gathering down the street to hear from Doug Suttles and myself immediately after today’s call. This transaction will create a leading North American multi-basin company, and we are confident that it’s in the best interest of our owners. When combined, our companies will have the key attributes that should be differentiated in today’s energy sector.

In short, we’re taking two great companies and creating an even better one. We will have scale combined, we will have core-of-the-core acreage in some of the best liquids-rich basins across North America, and our net daily production will exceed 575,000 BOE per day, of which more than half will be liquids.

The union will create one of the largest onshore liquids companies in North America. Importantly, the combination of the two companies and the quality of the assets will generate long-term growth while generating excess cash that can be returned to shareholders through dividends and buybacks as you may have seen with Encana’s announcement today on their additional shareholder-friendly initiatives.

Over the last few months, we have clearly heard from our largest investors, and we know that a return of cash to owners is a mandate on the road ahead. This unique combination will allow for the ongoing development of our assets to create the most value for our shareholders.

Let’s move on to the third quarter financial results. Newfield posted a very solid third quarter. Our consolidated net production in the third quarter was more than 202,000 BOE per day. Our domestic production in the quarter came in about 9,000 barrels of oil equivalent per day or 5% above the midpoint of our guidance, up more than 25% year-over-year.

Our third quarter net production in the SCOOP and the STACK was nearly 144,000 BOE per day, up more than 35% year-over-year. Third quarter net liquids in the basin was in line with guidance, averaging approximately 87,000 barrels per day. Oil production from the Anadarko Basin grew 17% year-over-year to 43,200 barrels of oil per day, in line with guidance.

Our consolidated third quarter revenues were $711 million. Net cash provided by operating activities was $349 million, and discretionary cash flow from operations was $373 million.

With near alignment in our capital investments and cash flows, we have maintained a strong cash balance and ended the quarter with $264 million of cash on hand. Our third quarter earnings and cash flow per share came in above Street estimates. Adjusting for the items noted in our news release, our net income for the quarter would have been $204 million or $1.01 per share. Please see the Explanation and Reconciliation of Non-GAAP Financial Measures at the end of our third quarter release.

We continue to see great results in the SCOOP and the STACK, and we are today increasing our full-year Anadarko Basin net production guidance to 130,000 to 135,000 barrels of oil equivalent per day, and our full-year total domestic net production guidance is being raised to 185,000 to 190,000 barrels of oil equivalent per day.

Full-year capital investments are expected to be approximately $1.4 billion ex capitalized internal cost. This compares to prior guidance of $1.35 billion. The additional investments in the fourth quarter are primarily related to accelerated completions in the Anadarko Basin and the continuation of our operated rig in the Uinta Basin through the end of the year.

Now I’d like to take a moment to share some brief highlights from each of our active drilling programs. We continue to see solid well results in STACK and we have rapidly migrated to cube development, commencing row drilling operations across multiple drilling units. This effort will allow the team to optimize completions, test simultaneous cube development of the Meramec, Osage and Woodford formations and reduce downtime associated with the outside operated activities.

Our Williston team has continued to be a premier operator in the basin, and we expect to generate more than $140 million of excess cash in the Williston in 2018. In the Uinta, the company has grown production 16% year-over-year with a single-rig program, and is now producing approximately 20,000 barrels of oil equivalent per day, net to the company.

Before closing out today’s call, let me again reiterate our enthusiasm for today’s announced transaction. Upon closing, this unique combination creates a dominant multi-basin company with core-of-the-core positions in three of the top North American liquids plays. This union will come with nearly 600,000 barrels of equivalent net daily production and a deep inventory of projects for future development. Perhaps, most importantly, it provides what we think investors are demanding today, a unique balance of profitable growth and a return of cash to the shareholder.

Thanks for your time this morning. We look forward to seeing you on the road ahead. Good day.

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